Exhibit (10.39)

Commitment Agreement

Eastman Kodak Company

10/14/2025 (the “Commitment Agreement Date”)

Metropolitan Tower Life Insurance Company (“Insurer”), Eastman Kodak Company (“Company”), acting solely in its capacity as the sponsor of the Plan (defined below), and State Street Global Advisors Trust Company (“Independent Fiduciary”), acting solely in its capacity as the independent fiduciary of the Plan, hereby agree that Insurer shall provide a nonparticipating single premium group annuity contract (the “Contract”) supported by its dedicated separate account and its general account in connection with the settlement of liabilities associated with certain benefits arising under the Kodak Retirement Income Plan (the “Plan”), subject to the terms and conditions of this Commitment Agreement (this “Commitment Agreement”). Capitalized terms not defined in paragraphs 1-11 of this Commitment Agreement are defined in paragraph 12. By signing this Commitment Agreement, Insurer, Company, and Independent Fiduciary agree as follows:

1.
Closing. The delivery of the Closing Date Transfers described in paragraph 3 to Insurer (the “Closing”) will take place on October 21, 2025, if on such date all of the conditions set forth in paragraph 10 have been satisfied or waived (the “Closing Date”). Subject to Insurer’s receipt of the Closing Date Transfers in accordance with this Commitment Agreement, Insurer agrees to issue, effective as of the Closing Date, the Contract as described in paragraph 2.

2.
Contract Issuance.

a.
Timing. After the Commitment Agreement Date, Insurer, Company and Independent Fiduciary shall each use commercially reasonable efforts to revise the specimen group annuity contract, attached hereto as Schedule 1, to reflect such revisions that were mutually agreed to in writing by the parties prior to the Commitment Agreement Date but not yet included in the terms set forth in the group annuity contract attached hereto as Schedule 1, if any, and will use commercially reasonable efforts to negotiate any additional revisions to the Contract and any revisions to the related forms of annuity certificates in accordance with paragraph 2.d., below. Insurer shall submit the Contract and related forms of annuity certificates for approval by the New York State Department of Financial Services (“NYSDFS”), no later than [* * *] after Insurer, Company and Independent Fiduciary have agreed to the final terms of the Contract and certificates, respectively. In the event that any such approval, to the extent required by applicable law, is not granted, or if the Contract is disapproved by the NYSDFS , Insurer, Independent Fiduciary and Company will cooperate in good faith to mutually agree on modifications to the Contract to address the requests of the NYSDFS, if any, and, to the extent possible, preserve the provisions included in the Contract as revised in accordance with this paragraph 2. Insurer’s issuance of the Contract and its funding prior to the approval of the Contract by the NYSDFS is based on Insurer’s assumption of responsibilities outlined in the NYSDFS Circular Letter 64-1. Insurer will use best efforts to obtain regulatory approvals of customized annuity certificates prior to the annuity certificate mailing date set forth in paragraph 5.c.

b.
Necessary Data. Company will deliver or cause to be delivered to Insurer the data necessary for Insurer to prepare the annuity exhibit and the information necessary for Insurer to draft provisions of the Contract and administer the payments thereunder.

i.
Insurer must have the following information for each in-pay annuitant to be included in the annuity exhibit by the Data Notice Date: (a) name, (b) gender, (c) date of birth, (d) social security or federal taxpayer identification number, (e) monthly annuity payment, (f) form of annuity, and (g) address (together, the “In-Pay Annuitant Necessary Data”).

ii.
Insurer must have all information necessary to calculate an annuity payment or lump sum payment for each annuitant with a deferred annuity to be included in the annuity exhibit by the Data Notice Date. Such information shall include for each deferred annuitant: (a) name, (b) sex, (c) date of birth, (d) social security or federal taxpayer identification number, (e) address, (f) accrued annuity benefit(s) as of an annuitant’s normal retirement date under the unmarried normal form of annuity, (g) employment hire date, (h) employment termination date (if applicable), and (j) plan identifier (the “Deferred Annuitant Necessary Data” and together, with In-Pay Annuitant Necessary Data, the “Necessary Data”).

c.
Within [* * *] after the later of (i) approval by the NYSDFS, or (ii) the True-Up Date, Insurer and Company each shall execute the Contract. The annuity exhibit attached to the Contract will be consistent with the life-by-life listing used to determine the True-Up Premium. Subject to Insurer’s receipt of the Premium Amount in accordance with paragraph 3 and any True-Up Premium due to Insurer, Insurer irrevocably commits to make payments to Payees commencing on the applicable Annuity Commencement Date in accordance with the Specifications (as defined in paragraph 2.d.), Insurer’s final proposal dated October 14, 2025 (the “Proposal”) and, once issued, the Contract. Insurer will make such payments even if the Contract has not been issued by Insurer as of the applicable Annuity Commencement Date.

d.
Terms. The terms of the Contract and related forms of annuity certificates shall be consistent with the Project Rome Request for Proposal dated July 7, 2025, (including the “Data,” as defined therein) (the “Specifications”), the terms set forth in the group annuity contract attached hereto as Schedule 1 with such modifications agreed on in accordance with paragraph 2.a., above, and the Proposal. For the avoidance of doubt, in the event of any conflict or inconsistency between this Commitment Agreement (including the negotiated terms in Schedule 1), the Proposal and the Specifications the documents shall govern in the following order: (1) this Commitment Agreement (including the negotiated terms in Schedule 1), (2) the terms of the Proposal , and (3) the Specifications.

3.
Closing Premium.

a.
Premium Payment: So long as the conditions to Closing set forth in paragraph 10 have been satisfied or waived in accordance with paragraph 10, the Independent Fiduciary will direct the Plan Trustee to pay Insurer $[* * *] (the “Premium Amount”) on the Closing Date by:

i.
assigning, transferring, and delivering to Insurer, or instructing the Depository Trust Clearing Corporation to transfer through re-registration to Insurer, by the Cut-Off Time, all rights, title and interests in and to each Eligible Asset. Each Eligible Asset listed in Schedule 2 must have been identified in the Excel file titled [* * *], as a security that Insurer was willing to accept as part of the assets-in-kind transfer and feedback on such Excel file was provided by Insurer to Company on [* * *]. All Eligible Assets must be delivered in Good Deliverable Form. “Good Deliverable Form” means [* * *], and

ii.
paying to Insurer an amount in Cash, per instructions in Schedule 6, equal to [* * *].

[* * *].

In the event all of the conditions to Closing set forth in paragraph 10 have been satisfied or waived and the Premium Amount is not paid on the Closing Date, an interest charge will be made to the unpaid portion of the Premium Amount at [* * *]. This interest rate applies until the earlier of the day the entire Premium Amount is paid or October 28, 2025. If the entire Premium Amount is still not received by October 28, 2025, an interest charge will be calculated based on the revised interest rate determined on a reasonable basis by Insurer. [* * *].

In addition, so long as the conditions to Closing set forth in paragraph 10 have been satisfied or waived, on the Closing Date, Independent Fiduciary will direct the Plan Trustee to pay or cause to be paid to Insurer the Interim Asset Cash Flows (such payment, together with the payment of the Premium Amount, the “Closing Date Transfers”). Insurer will deposit the Closing Date Transfers into the dedicated separate account that supports the Contract. If on or following the Closing Date, the Plan Trust, the Plan, or Company receives any payments with respect to any Transferred Asset that were due and payable prior to the Commitment Agreement Date, then to the extent any such payment (i) was not reflected in the Transferred Asset Valuation used to determine the Premium Amount or (ii) in the case of accrued interest on such Transferred Asset, was not made with respect to an accrual period that occurred after the Commitment Agreement Date such payments will be retained by the Plan Trust or, if the Plan Trust is no longer in existence at the time of such payment, Company; otherwise, Independent Fiduciary will direct the Plan Trustee to promptly pay to Insurer an amount in Cash equal to such payment as soon as administratively possible. In all cases, Company, Independent Fiduciary and Insurer will work in good faith to cause any misdirected payments to be made to the correct party.

b.
Schedule 2 Updates. On the second Business Day after the Commitment Agreement Date, Insurer will deliver to Company an updated Schedule 2 that reflects the Transferred Asset Market Value of each Schedule 2 Asset. If Company, Insurer and Independent Fiduciary, despite using good faith efforts, cannot resolve any dispute with respect to any such information on or prior to the Closing Date, then Insurer’s determination will control for purposes of the Closing Date Transfers, but Company or Independent Fiduciary may immediately commence an arbitration dispute pursuant to Schedule 7 with respect to any such information, and Insurer’s determination shall be subject to retroactive adjustment based on the determination of such arbitration; [* * *].
c.
[* * *]. On and as of the Business Day prior to the Closing Date, Insurer will provide to Company [* * *]. Prior to the Closing Date, [* * *] will confirm to [* * *] in writing that such information is accurate and complete or will provide any additions, deletions, or corrections to such information. If Company and Insurer have a dispute with respect to any such information and, despite using commercially good faith efforts, cannot resolve such dispute on or prior to the Business Day prior to the Closing Date, then [* * *] will control for purposes of [* * *], but [* * *] may immediately commence an arbitration dispute pursuant to Schedule 7 with respect to any such information, and [* * *] shall be subject to [* * *] based on the determination of such arbitration.
d.
[* * *]. By written notice to the other party on or before the fifth (5th) Business Day following the Closing Date, Company or Insurer may identify [* * *], and the parties will work in good faith for seven (7) Business Days following the receipt of such notice to agree on which, if any, [* * *]. If the parties agree that [* * *] within such seven (7) Business Days following the receipt of such notice, then, on or before the date that is three (3) Business Days following such agreement, Independent Fiduciary will direct the Plan Trustee to [* * *], per instructions in Schedule 6, [* * *], and, simultaneously with receipt of [* * *] to the Plan Trust together with [* * *].
e.
[* * *].
f.
Additional Actions with Respect to Eligible Assets. Independent Fiduciary will direct the Plan Trustee to give or cause to be given all notices as soon as administratively practicable that are required, under applicable law and the terms of each Eligible Asset, in connection with the sale, assignment, transfer, and delivery of the Eligible Assets on the Closing Date. Independent Fiduciary will direct the Plan Trustee to and, as soon as administratively practicable, Insurer will execute, deliver, record, file, or cause to be executed, delivered, recorded, or filed any and all releases, affidavits, waivers, notices, or other documents that Company or Insurer may reasonably request in order to implement the transfer of the Eligible Assets to Insurer.

g.
Risk of Loss on Transferred Assets; Gains on Transferred Assets. Insurer acknowledges and agrees that, if the Closing Date Transfers occur, then, from and after [* * *], Insurer bears any and all risks associated with each Transferred Asset.
h.
Available Assets. Company will cause the Plan Trust to have sufficient Cash or other assets (whether by means of a Cash contribution or otherwise) to enable the Plan Trustee to pay all amounts that it is directed to pay to Insurer by Independent Fiduciary pursuant to this Commitment Agreement.
i.
True-Up Premium Adjustments. After [* * *] and prior to [* * *], (“Data Notice Date”), Insurer will conduct a data integrity review of all data elements in accordance with verification practices and procedures reasonable for the transactions contemplated by this Commitment Agreement, and Company and Insurer will cooperate in good faith to identify any Data Corrections (as defined in Schedule 8). To the extent that the premium adjustments for such Data Corrections fall within a 3% pricing corridor (meaning that the resulting adjustment to the premium, whether positive or negative, does not exceed an amount equal to 3% of the Premium Amount), Insurer will calculate the adjustment to the premium for each Data Correction on a life-by-life basis, consistent with pricing assumptions and methodologies that are the same as the pricing assumptions and methodologies used by Insurer to calculate the Premium Amount (the “Original Pricing Assumptions”). Any adjustment in excess of the 3% corridor will be priced by updating the Original Pricing Assumptions based on then-current changes in capital market conditions and other relevant factors. All premium adjustments will be paid as follows:

Schedule 8 provides a description of the methodologies and procedures by which Insurer will calculate the True-Up Premium. Insurer and Company will cooperate in good faith so that Insurer can calculate the True-Up Premium, subject to the following acknowledgements, limitations and conditions:

i.
Data Corrections. To the extent that Company discovers any Data Corrections after [* * *] and prior to the Data Notice Date, Company will provide written notice of such Data Correction as promptly as reasonably practicable to Insurer. Insurer will be responsible for incorporating into the calculation of the True-Up Premium those Data Corrections that have been communicated to Insurer by Company on or prior to the Data Notice Date together with any other Data Corrections identified by Insurer prior to the Data Notice Date. As shown in Schedule 8, Data Corrections include the removal, on the Data Notice Date, of in-pay annuitants and their respective contingent annuitants, and deferred annuitants from the Contract for whom Insurer has not been provided Necessary Data.

Promptly following the Closing Date, Company shall provide Insurer with all data necessary for Insurer to prepare the annuity exhibit and the information necessary for Insurer to draft provisions of the Contract and administer the payments thereunder, including, but not limited to, the Necessary Data. A refund of the consideration attributable to not including these in-pay annuitants (and their respective contingent annuitants, if any) and deferred annuitants due to not receiving (or otherwise obtaining) the Necessary Data or other necessary data will be included in the True-Up Premium.

ii.
Certifying Compare File. Insurer will deliver to Company [* * *] after the Data Notice Date an excel file utilizing and consistent with the Base Census File and the Data Corrections determined by the Data Notice Date (“Compare File”). Company will review the Compare File, respond to Insurer with any comments on the Compare File, and add any other Data Corrections, if any, identified by Company. Insurer and Company will cooperate in good faith to resolve any discrepancies within [* * *] following Company’s receipt of the Compare File. Company will certify, to Company’s knowledge, the accuracy of the Compare File within [* * *] following its receipt of the Compare File. The date that Company certifies the accuracy of the Compare File is the “Final Data Date”.

iii.
True-Up Premium. [* * *] after the Final Data Date, Insurer will send the calculation of the True-Up Premium to Company for review with the certified Compare File showing all premium adjustments. Thereafter, Company and Insurer will cooperate in good faith to agree on a mutually acceptable True-Up Premium calculation. In the event that Insurer and Company cannot agree on all or any portion of the calculation of the True-Up Premium by the [* * *] after the Final Data Date, Insurer’s calculation as of such date, together with any mutually agreed modifications as of such date, will control but Company may immediately commence an arbitration pursuant to Schedule 7 with respect to the True-Up Premium, and Insurer’s determination shall be subject to retroactive adjustment based on the determination of such arbitration.

iv.
True-Up Premium Payment. The True-Up Premium payment will be paid as follows:

1.
If the True-Up Premium is a positive number, then Independent Fiduciary will direct the Plan Trustee to (or, if the Plan Trust is not in existence as of such date, Company will) pay to Insurer an amount, in Cash, equal to such True-Up Premium, plus interest calculated in accordance with paragraph 3.e. from the Closing Date up to but not including the date of payment, and Insurer will deposit the Cash into the dedicated separate account that supports the Contract; or

2.
If the True-Up Premium is a negative number, then Insurer will pay to the Plan Trust (or if the Plan Trust is not in existence as of such date, Company) an amount, in Cash, equal to the absolute value of such True-Up Premium plus interest calculated in accordance with paragraph 3.e. from the Closing Date up to but not including the date of payment.

j.
Annuity Exhibit: The annuity exhibit to be attached to the Contract will be created by Insurer from the certified Compare File provided to calculate the True-Up Premium.

k.
Second True-Up Premium: If the Final Data Date occurs before the first anniversary of the Closing Date, Insurer will inform Company of any deaths of in-pay annuitants and deferred annuitants that occurred before the Closing Date (“Mortality Corrections”) discovered between the Final Data Date and the first anniversary of the Closing Date and not reflected in the True-Up Premium. The Contract will be amended to reflect the removal of such deceased persons; provided, that Insurer will retain a portion of the Premium Amount attributable to the preretirement death benefit owed to a surviving spouse or beneficiary from any refund for a Mortality Correction for a deferred annuitant. Subject to the immediately preceding sentence, Insurer will calculate an equitable adjustment to the Premium Amount using the same pricing basis that was used for the calculation of the Premium Amount (the “Second True-Up Premium”). Insurer will pay to the Plan Trust (or if the Plan Trust is not in existence as of such date, Company) an amount, in Cash, equal to the Second True-Up Premium, plus interest calculated in accordance with paragraph 3.e. from the Closing Date up to but not including the date of payment. After the later of the Final Data Date and the first anniversary of the Closing Date, there will be no further adjustments made to the Premium Amount for Mortality Corrections. If Insurer does not have the information stated in paragraph 6.a. (ii) (a-d and g) for a contingent annuitant before the first anniversary of the Closing Date, Insurer reserves the right to change the respective annuitant’s form of annuity to the comparable form of annuity for a single life on [* * *].

4.
Public Announcements and Other Communications.

a.
Press Releases. Insurer and Company (and if referenced in the release, Independent Fiduciary) shall cooperate in good faith to agree on any press release by Insurer, Company, or Independent Fiduciary regarding the annuity purchase and the transactions contemplated by this Commitment Agreement; provided, a copy of the press release will be provided to the other party for review no less than five (5) Business Days prior to the issuance thereof, and the party issuing the transaction announcement or press release will consider in good faith any comments made by the other party; however, that no party shall issue a press release or otherwise publicly disclose the transactions described in this letter unless and until each other party, in its discretion, approves such disclosure in writing prior to such disclosure, provided further that nothing contained in this paragraph 4.a. will prevent Insurer from communicating with Payees, including through communications posted to Insurer’s website.

b.
SEC Filings. If either Insurer or Company concludes that the filing of this Commitment Agreement is required by the rules of the Securities and Exchange Commission (“SEC”), (1) Company and Insurer will cooperate in good faith to prepare a version of the Commitment Agreement for disclosure which redacts information relating to the pricing of the Contract and such other information as Company and/or Insurer concludes is competitively sensitive from the perspective of Company or Insurer or otherwise merits confidential treatment, (2) Company and/or Insurer will include the other party in any material correspondence (written or oral) with the SEC regarding such redactions and application for confidential treatment and any revision thereto made in response to any requests, comments, or questions from the SEC, and (3) Company and Insurer will otherwise reasonably cooperate in connection with such application, requests, comments, and questions, including by the disclosing party proposing to redact confidential portions of documents as to which the SEC staff seeks disclosure.

c.
No Insurer Communications. Except to the extent Company has provided prior written consent, from the Commitment Agreement Date until the issuance of an annuity certificate by Insurer to an annuitant, other than as provided for in this Commitment Agreement or with Company’s prior written consent, (1) Insurer will cause its employees of its retirement services business not to initiate any contact or communication with any participant or beneficiary of the Plan in connection with any transactions other than those transactions contemplated by this Commitment Agreement, other than those ordinary course business communications related to unrelated, ongoing business, if any, between Insurer or its affiliate and a Payee, and (2) Insurer will not, and will cause all of its affiliates not to, provide any of their respective insurance agents, wholesalers, retailers, or other representatives with any contact information of such participants and beneficiaries of the Plan obtained from Company or any of its representatives in connection with the transactions contemplated by this Commitment Agreement, except for those representatives of Insurer or any of their respective affiliates who need to know such information for purposes of the transactions contemplated by this Commitment Agreement and agree to comply with the requirements of this Commitment Agreement. However, this paragraph 4.c. will not restrict employees of Insurer from contacting any participant or beneficiary of the Plan in connection with, or to facilitate, Insurer’s performance of its obligations under the Contract, the annuity certificates, this Commitment Agreement, or any other agreement between Insurer and Company. Until the issuance of an annuity certificate by Insurer to an annuitant, other than as provided for in this Commitment Agreement, if any participant or beneficiary of the Plan contacts an employee of Insurer, Insurer and Company will cooperate to coordinate on a response to such participant or beneficiary.

d.
Sale or Promotion of Insurer’s Other Products. Until the issuance of an annuity certificate by Insurer to an annuitant, Insurer agrees that neither it nor its affiliates, respective insurance agents, wholesalers, employees, broker, retailers or other representatives will use Confidential Information with respect to Payees to contact Payees to sell or promote its other products. Nothing in this paragraph 4.d. will prohibit Insurer or its affiliates, respective insurance agents, wholesalers, employees, brokers, retailers or other representatives who (i) already knew the Confidential Information prior to the confidential disclosure by Company, (ii) independently developed the Confidential Information not in breach of the NDA, (iii) obtained Confidential Information already known to the public, or (iv) legally received the Confidential Information from a source other than employees of Insurer’s retirement services business unit, from contacting Payees to sell or promote Insurer’s other products.

5.
Welcome Kit and Annuity Certificates.

a.
Cooperation. Insurer, Company and Independent Fiduciary will cooperate in good faith to agree on communications to be provided to annuitants, including the Welcome Kit and the annuity certificates, subject to paragraphs 5.b. and 5.c. Insurer requests an opportunity to review and comment on the correspondence that Company intends to send to participants of the Plan informing them of the transaction contemplated by this Commitment Agreement so Insurer and Company can properly coordinate the messaging about Insurer and the pension risk transfer. Company will send a preliminary draft of any such participant communication to Insurer and Company will consider in good faith any comments provided by Insurer on or before the third Business Day after Insurer receives the preliminary draft from Company.

b.
Welcome Kit. On or before January 16, 2026 (or such other date agreed to by the parties) (the “Welcome Kit Mailing Date”), Insurer will mail a welcome kit to each annuitant under the Contract (the “Welcome Kit”). Insurer will send a preliminary draft of the Welcome Kit to Company and Independent Fiduciary by [* * *], and Insurer will consider in good faith any comments made by Company or Independent Fiduciary on or before [* * *] after they receive the preliminary draft of the Welcome Kit from Insurer.

c.
Annuity Certificates. Insurer will use best efforts to obtain all regulatory approvals that are necessary for the issuance of any annuity certificate. Insurer will mail an annuity certificate to each annuitant no later than [* * *]. To the extent that any regulator requires changes to be made to the forms of annuity certificate or the related benefit terms after Company, Insurer, and Independent Fiduciary have agreed on the forms of annuity certificates to be filed and the related benefit terms, the mailing of an annuity certificate to each applicable annuitant shall be extended by the number of days elapsed since Company, Insurer, and Independent Fiduciary had first agreed on the form of such annuity certificate and the related benefit terms. Insurer will send a preliminary draft of the annuity certificate to Company and Independent Fiduciary as soon as practicable and Insurer will consider in good faith any comments made by Company and Independent Fiduciary on the annuity certificate on or before the [* * *] after receipt of the preliminary draft of the annuity certificate from Insurer. Each annuity certificate will include a statement informing each annuitant of (A) his or her right to obtain a copy of the redacted Contract, (B) how to obtain such copy of the redacted Contract (redacted to exclude information concerning other annuitants, pricing and signatures), and (C) his or her right to enforce all provisions of the Contract, including, without limitation, provisions with respect to such annuitant’s annuity payments under the Contract, solely against Insurer and against no other person including the Plan, Company, or any affiliate thereof. The rights of a Payee are not conditioned on the issuance of the annuity certificates, and any delay in issuing a certificate will not have any effect on the date as of which the Payee has enforceable rights against Insurer.

6.
Administration and Transfer.

a.
Administrative Transition. Company and Insurer will use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary to coordinate the takeover by Insurer of all administration responsibilities necessary to effectively provide recordkeeping and administration services regarding payments under the Contract commencing on the applicable Annuity Commencement Date, as outlined in Schedule 9, including ensuring that any third-party service provider provides Insurer with any reasonably necessary information or records relating to the Plan benefits and the Payees in its possession (including Payee addresses, phone numbers, and emails, current beneficiary designations, and information concerning domestic relations orders, powers of attorney, and income withholding orders). Company will make subject matter experts available to promptly address any questions Insurer may have regarding the benefit provisions, including but not limited to forms of annuity, eligibility conditions, administrative practices and calculation methodology.

Before the Final Data Date, to the extent in Company's, its third party administrator’s, or the Plan actuary’s electronic database of annuitant information, Company will use best efforts to provide Insurer the following information: (i) for each in-pay annuitant, such in-pay annuitant’s (a) phone number, and (b) e-mail address; (ii) for each contingent annuitant and beneficiary of an annuitant in pay status, each person’s (a) name, (b) sex, (c) date of birth, (d) social security or federal taxpayer identification number, (e) phone number, (f) e-mail address, and (g) address (if different from the annuitant); (iii) for each deferred annuitant, such deferred annuitant’s (a) marital status, (b) phone number, and (c) e-mail address; and (iv) for each spouse and beneficiary of a deferred annuitant, each person’s (a) name, (b) sex, (c) date of birth, (d) social security or federal taxpayer identification number, (e) phone number, (f) e-mail address, and (g) address (if different from the deferred annuitant).

b.
Call Center and Company Contact. From the Welcome Kit Mailing Date, Insurer will maintain, at its cost and expense, a toll-free phone number and website (the “Call Center”) which will be available for Payees to contact Insurer with questions related to the Contract and the annuity certificates, including administration questions and data updates. Representatives of Insurer at its customer service center will, from the Closing Date until Insurer’s Call Center becomes available, respond to inquiries from Payees (or any other caller) by providing a general description of the transfer of benefits and referring or transferring the caller to the current Plan administration customer line.

Company will maintain, at its cost and expense and for a period of two (2) years following the Closing Date, a point of contact (the “Company Contact”) to which Insurer may refer Payees who pose questions related to their previous Plan benefits. In the event that a Payee contacts Company with questions related to the Contract and annuity certificates, Company may refer the caller to the Call Center. In the event that a Payee contacts Insurer with questions related to the Payee’s Plan benefits that are not within the responsibilities of Insurer, Insurer may refer the caller to the Company Contact.

c.
Bulk Payment. Insurer will make a bulk payment to an account designated by Company equal to the aggregate monthly annuity payments payable under the Contract (each payment, the “Payment,” and collectively, the “Payments”) from November 1, 2025 (the date of the first annuity payments) to but excluding the Insurer Administrative Payment Date (the “Payment Period”). Insurer will make the applicable Payments to an account designated by Company no later than [* * *]. At least three (3) Business Days prior to the due date of Payment in respect of payees who had accrued benefits under the Plan, Company will provide to Insurer (i) the amount of the aggregate monthly annuity payments due, and (ii) a report containing necessary details with respect to each annuity payment that is expected to be made to each annuitant. Subject to its receipt of the Payments, Company will make or cause to be made all applicable payments to annuitants pursuant to and in accordance with the Contract during the Payment Period. During the Payment Period, Company shall provide or cause to be provided administrative and recordkeeping services with respect to the annuity payments to annuitants. During the Payment Period, Insurer will identify any overpayments included in the bulk payment because an annuitant was deceased, removed, or any erroneous payments made. A reconciliation of such overpayments will be included in Insurer’s life-by-life report prepared and sent to Company for the reconciliation of Data Corrections in the census data.

7.
Insurer Representations and Warranties. Insurer hereby represents and warrants to Company and Independent Fiduciary as of the Commitment Agreement Date and as of the Closing Date that:

a.
Due Organization, Good Standing and Corporate Power. Insurer is a life insurance company, duly organized, validly existing and in good standing under the laws of the State of Nebraska. Insurer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement, the transactions contemplated hereunder and the Contract makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Insurer has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and the Contract and to consummate the transactions contemplated to be undertaken by Insurer in this Commitment Agreement and the Contract.

b.
Compliance with Laws. The business of insurance conducted by Insurer has been and is being conducted in material compliance with applicable laws, and none of the licenses, permits or governmental approvals required for the continued conduct of the business of Insurer as such business is currently being conducted will lapse, terminate, expire or otherwise be impaired as a result of the consummation of the transactions contemplated to be undertaken by Insurer in this Commitment Agreement or the Contract, except as, in either case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Insurer to perform its obligations under this Commitment Agreement or the Contract.

c.
Relationship to the Plan. Insurer is not (1) a trustee of the Plan (other than a non-discretionary trustee who does not render investment advice with respect to any assets of the Plan), (2) a plan administrator (within the meaning of ERISA § 3(16)(A) and Code § 414(g)) of the Plan or (3) an employer any of whose employees are covered by the Plan. Neither Insurer nor any of Insurer’s affiliates is a fiduciary of the Plan who either (1) has or exercises any discretionary authority or control with respect to the investment of Plan Assets that are or will be involved in the transactions contemplated by the Commitment Agreement or the Contract or (2) renders investment advice (within the meaning of ERISA § 3(21)(A)(ii) or Code § 4975(e)(3)(B)) with respect to such assets. Schedule 4 sets forth a true and complete list of (I) Insurer and Insurer’s affiliates that are investment managers within the meaning of ERISA § 3(38)(B) and (II) without duplication of clause (I), Insurer and Insurer’s affiliates that are registered as investment advisers under the Investment Advisers Act of 1940; provided, however, that solely with respect to the representation and warranty as to Schedule 4 to be made by Insurer on and as of the Closing Date, Insurer may update Schedule 4 through the Closing Date by providing a written update to Company so that the information included therein is current on and as of the Closing Date.

d.
No Post-Closing Liability. Following the Closing, the Plan, the Plan Trust, the Plan Trustee, the Committee, Company and Independent Fiduciary and their respective affiliates and representatives will not have any liability to pay any annuity payment under the Contract, except as described in paragraph 3.i.i. in the event Necessary Data is not provided for certain annuitants or contingent annuitants and consequently such annuitants and contingent annuitants are not included in the Contract prior to the True-Up Date.

e.
RBC Ratio. [* * *].

f.
No Commissions. No commissions are or will be owed by Insurer to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Contract. No fees or payments are or will be owed by Insurer to any individual or entity in connection with the transactions contemplated by this Commitment Agreement or the Contract for which any other party, or its respective affiliates or representatives, could be liable.

g.
Enforceability; No Conflict. Insurer has received all necessary corporate approvals and no other action on the part of Insurer is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Contract, and the consummation of the transactions contemplated to be undertaken by Insurer in this Commitment Agreement and the Contract. This Commitment Agreement and the Contract have been, or will be, duly executed and each delivered by Insurer and each is (or when executed will be) a valid and binding obligation of Insurer and enforceable against Insurer in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (Enforceability Exceptions”). The execution, delivery, and performance of this Commitment Agreement and the Contract by Insurer, and the consummation by Insurer of the transactions contemplated to be undertaken by Insurer in this Commitment Agreement, do not (1) violate or conflict with any provision of its certificates or articles of incorporation, bylaws, code of regulations, or comparable governing documents, (2) violate or conflict with any law or order of any governmental authority applicable to Insurer, (3) require any governmental or governmental agency approval other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 5 or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Insurer is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Insurer’s ability to consummate the transactions or perform its obligations contemplated by this Commitment Agreement. No filing or approval is required to issue the annuity certificates in accordance with the Contract, other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 5.

h.
The Contract. The Contract, when executed, will be duly executed and delivered by Insurer and will be a valid and binding irrevocable obligation of Insurer and enforceable against Insurer by Company, as the contract-holder, and each Payee in accordance with its terms, subject to the Enforceability Exceptions. No governmental approval is required for Insurer to issue the Contract, other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 5. At all times, the right to a benefit and all other provisions under the Contract, in accordance with the Contract’s terms, will be enforceable by the sole choice of the Payee to whom the benefit is owed under the Contract, subject to the Enforceability Exceptions. Even if Company, as the contract-holder, ceases to exist, notifies Insurer that it will cease to perform its obligations under the Contract (other than the tendering of the Closing Date Transfers and any True-Up Premium payment), or no longer has obligations under the Contract, the Contract will remain a valid and binding obligation of Insurer, irrevocable and in full force and effect, and enforceable against Insurer by each Payee in accordance with its terms, subject to the Enforceability Exceptions.

i.
Accuracy of Information. To Insurer’s knowledge (i) all material information provided by Insurer to Company or Independent Fiduciary (other than any component incorporated into the calculation of the Premium Amount or the premium adjustment under paragraph 3.i. not calculated, determined or provided by Insurer, including the Data as defined in the Specifications, and any material information provided by Insurer based on any such component) in connection with the transactions contemplated by this Commitment Agreement was, as of the date indicated on such information, true and correct in all material respects and (ii) no material change has occurred since the date indicated on such information that Insurer has not publicly disclosed or disclosed to the recipient of such information that would cause such information, taken as a whole, to be materially false or misleading.

j.
Litigation. There is no action pending or, to Insurer’s knowledge, threatened against Insurer that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict Insurer’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder.

k.
Sophisticated Investor. Insurer is a sophisticated investor with experience in the purchase of the assets of the type to be included in the Transferred Assets. Insurer has had access to such information as it deems necessary in order to make its decision to acquire the Transferred Assets from the Plan. Insurer acknowledges and agrees that neither Company, Independent Fiduciary, nor the Plan has given any investment advice or rendered any opinion to Insurer as to whether the acquisition of the Transferred Assets is prudent.

8.
Company Representations and Warranties. Company hereby represents and warrants to Insurer and Independent Fiduciary as of the Commitment Agreement Date and as of the Closing Date that:

a.
Due Organization, Good Standing and Corporate Power. Company is a corporation duly organized, validly existing and in good standing under the laws of New Jersey. Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the Contract makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Company has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and the Contract and to consummate the transactions contemplated to be undertaken by Company in this Commitment Agreement and the Contract.

b.
Accuracy of Information. Notwithstanding anything in the NDA, to Company’s knowledge and upon consultation with its agents, actuaries and advisers, (1) the mortality experience data file labeled [* * *] provided on [* * *] by or on behalf of Company to Insurer did not contain any misstatements or omissions that were, in the aggregate, material, and the mortality experience data was generated using prudent actuarial judgment with regard to systematic assumptions and data inclusions or omissions, and (2) the data in respect of benefit amounts, forms of annuities, and census data for date of birth, date of death, state of residence, gender, and status (annuitant or contingent annuitant), in each case, with respect to the Payees that was furnished on behalf of Company to Insurer is accurate in all material respects and was not generated using any materially incorrect systematic assumptions and did not contain any material omissions.

c.
Compliance with ERISA and Applicable Laws. The Plan and Plan Trust are maintained under and are subject to ERISA and, to Company’s knowledge, are in compliance with ERISA in all material respects and are operated in compliance therewith in all material respects. To Company’s knowledge, no event has occurred that is reasonably likely to result in the Plan losing its status as qualified by the Code for preferential tax treatment under Code §§ 401(a) and 501(a). All amendments to the Plan necessary to effect the transactions contemplated by this Commitment Agreement and the Contract have been duly executed and, to the extent that they require authorization by Company, have been or will be by the Closing Date, duly authorized and made by Company. To the knowledge of Company, the administration of the Plan has been, and is being, conducted in material compliance with applicable laws in effect as of the Commitment Agreement Date, including, but not limited to federal and state tax withholding requirements. Company, or its third-party administrator, will maintain all state and federal withholding certificates received from Payees as of the Commitment Agreement Date for as long as required under applicable law and during such time shall make such state and federal withholding certificates available for review by Insurer upon Insurer’s request.

d.
Plan Investments. Neither Insurer nor any of Insurer’s affiliates is a fiduciary of the Plan who either (A) has or exercises any discretionary authority or control with respect to the investment of Plan Assets that are or will be involved in the transactions contemplated by the Commitment Agreement or the Contract or (B) renders investment advice (within the meaning of ERISA § 3(21)(A)(ii) or Code § 4975(e)(3)(B)) with respect to such assets. There are no commingled investment vehicles that hold Plan Assets, the units of which are or will be Plan Assets involved in the transactions contemplated by this Commitment Agreement or the Contract. No assets of the Plan that are or will be involved in the transactions contemplated by this Commitment Agreement or the Contract are or will be managed by any investment manager listed on Schedule 4, and no investment advisor listed on Schedule 4 renders or will render investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to those assets.

e.
Independent Fiduciary. Independent Fiduciary has been duly appointed as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to be the designated fiduciary responsible for (1) selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (2) determining whether the transactions contemplated by this Commitment Agreement and the Contract satisfy the ERISA Requirements, (3) representing the interests of the Plan and all its participants and beneficiaries in connection with the negotiation of a commitment agreement and, to the extent set forth in the engagement letter dated June 20, 2025 by and between Independent Fiduciary and the fiduciary of the Plan with authority to hire Independent Fiduciary (the “IF Engagement Letter”), the terms of any agreements with Insurer, including the Contract and the annuity certificates, (4) directing the Plan Trustee on behalf of the Plan to transfer the Closing Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraph 3 and (5) taking all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

f.
Plan Trustee is Directed Trustee. The Plan Trustee has been duly appointed as the directed trustee of the Plan Trust and is obligated to follow Independent Fiduciary’s directions to effectuate and consummate the transactions contemplated by this Commitment Agreement and the IF Engagement Letter.

g.
No Commissions. No commissions are or will be owed by Company to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Contract. No fees or payments are or will be owed by Company to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Contract for which Insurer, or its respective affiliates or representatives, could be liable.

h.
Enforceability; No Conflict. Company has received all necessary corporate approvals and no other action on the part of Company is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Contract, and the consummation of the transactions contemplated to be undertaken by Company in this Commitment Agreement and the Contract. This Commitment Agreement and the Contract have been or will be duly executed and delivered by Company, and each is (or when executed will be) a valid and binding obligation of Company and enforceable against Company in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery and performance of this Commitment Agreement and the Contract by Company, and the consummation by Company of the transactions contemplated to be undertaken by Company in this Commitment Agreement do not (1) violate or conflict with any provision of the Plan and any documents and instruments governing the Plan as contemplated under ERISA § 404(a)(1)(D) (the “Plan Governing Documents”), the certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents of Company, (2) violate or conflict with any law or order of any governmental authority applicable to Company or the Plan Governing Documents, (3) require any governmental or governmental agency approval or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Company is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Company’s ability to consummate the transactions or perform its obligations contemplated by this Commitment Agreement or the Contract.

i.
Litigation. There is no action pending or, to Company’s knowledge, threatened against Company, the Plan, or any Plan fiduciary that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict such party’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder.

9.
Independent Fiduciary Representations and Warranties. Independent Fiduciary hereby represents and warrants to Insurer and Company as of the Commitment Agreement Date and as of the Closing Date that:
a.
Due Organization, Good Standing, and Corporate Power. Independent Fiduciary is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Independent Fiduciary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the transactions contemplated hereunder makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Independent Fiduciary has all requisite corporate power and legal authority to enter into and carry out its obligations under this Commitment Agreement and to consummate the transactions contemplated to be undertaken by Independent Fiduciary in this Commitment Agreement and the Contract.

b.
Independent Fiduciary Compliance with ERISA.

i.
Independent Fiduciary meets the requirements of, and in the transactions contemplated by this Commitment Agreement is acting as, an “investment manager” under ERISA § 3(38). Independent Fiduciary is qualified to serve as a “qualified professional asset manager” under the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14.

ii.
Independent Fiduciary has accepted, and has not rescinded or terminated, its appointment as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to (a) be the designated fiduciary responsible for selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (b) determine whether the transactions contemplated by this Commitment Agreement and the Contract satisfy the ERISA Requirements, (c) represent the interests of the Plan and all of its participants, beneficiaries and alternate payees in connection with the negotiation of a commitment agreement and the terms of any agreements with Insurer, including the Contract and the annuity certificates, (d) direct the Plan Trustee on behalf of the Plan to transfer the Closing Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and the Contract and any amounts required pursuant to paragraph 3.i. and (e) take all other actions on behalf of the Plan necessary to effectuate the foregoing (each of (a) through (e) above, solely to the extent set forth in the IF Engagement Letter), and to perform the covenants and agreements and make the representations and warranties set forth in this Commitment Agreement, to the extent to be performed or made by Independent Fiduciary.

iii.
Independent Fiduciary is experienced in independent fiduciary work, fully qualified and has the requisite expertise together with its reliance on its consultant, Aon, and its counsel, Morgan, Lewis & Bockius LLP, to serve as an independent fiduciary in connection with the transactions contemplated by this Commitment Agreement and the Contract and is knowledgeable concerning the large-scale group annuity marketplace. Independent Fiduciary is independent of Company and Insurer.

c.
ERISA Determinations.

i.
Independent Fiduciary has selected Insurer to issue the Contract as set forth in this Commitment Agreement (including the purchase of the Contract). If an Independent Fiduciary MAC has not occurred between the Commitment Agreement Date and the Closing Date or, if an Independent Fiduciary MAC has occurred but is not continuing on the Closing Date, such selection, the transactions contemplated by this Commitment Agreement, the Plan’s use of assets for the purchase of the Contract as contemplated by this Commitment Agreement, and the Contract (including its terms) all satisfy the ERISA Requirements. Independent Fiduciary has delivered a certification confirming the foregoing, executed by a duly authorized officer of Independent Fiduciary, to the Committee.

ii.
The transactions contemplated by this Commitment Agreement and the purchase of the Contract do not result in a Non-Exempt Prohibited Transaction, provided that the representations in paragraph 7.c. and 8.d. are true and correct in all material respects as of the Closing Date.

iii.
The Plan Trust (1) will receive no less than “adequate consideration” for the Transferred Assets and (2) will pay no more than “adequate consideration” for the Contract, in each case within the meaning of “adequate consideration” under ERISA § 408(b)(17)(B) and Code § 4975(f)(10).

iv.
Independent Fiduciary is responsible for exercising independent judgment in evaluating the transactions contemplated by this Commitment Agreement (including purchase of the Contract). Independent Fiduciary understands and acknowledges that Insurer did not undertake, and is not undertaking, to provide impartial investment advice, or give advice in a fiduciary capacity, in connection with the transactions contemplated by this Commitment Agreement.

d.
No Commissions. No commissions are or will be owed by Independent Fiduciary to any individual or entity in connection with the transactions contemplated by this Commitment Agreement and the Contract. No fees or payments are or will be owed by Independent Fiduciary to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Contract for which Insurer, or its respective affiliates or representatives, could be liable.

e.
Enforceability; No Conflict. This Commitment Agreement is duly executed and delivered by Independent Fiduciary, and is a valid and binding obligation of Independent Fiduciary and enforceable against Independent Fiduciary in accordance with its terms, subject to the Enforceability Exceptions. The execution, delivery, and performance of this Commitment Agreement by Independent Fiduciary, and the consummation by Independent Fiduciary of the transactions contemplated to be undertaken by Independent Fiduciary in this Commitment Agreement, do not (1) violate or conflict with the certificates or articles of incorporation, bylaws, code of regulations, or comparable governing documents of Independent Fiduciary, (2) violate or conflict with any law or order of any governmental authority applicable to Independent Fiduciary, (3) require any governmental approval, (4) violate or conflict with any law or order of any governmental authority applicable to any provision of the Plan Governing Documents or (5) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Independent Fiduciary is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Independent Fiduciary’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement.

f.
Litigation. There is no action pending or, to Independent Fiduciary’s knowledge, threatened against Independent Fiduciary that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict Independent Fiduciary’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder.

10.
Conditions to Closing. The parties’ obligations to consummate the transactions contemplated by this Commitment Agreement in connection with the Closing, including Independent Fiduciary’s obligation to direct the Plan Trustee to consummate the transactions contemplated by this Commitment Agreement, are subject to the conditions that:

a.
Independent Fiduciary will have confirmed that the transactions contemplated by this Commitment Agreement continue to satisfy the ERISA Requirements because an Independent Fiduciary MAC has not occurred or, if an Independent Fiduciary MAC has occurred, it is not continuing on the Closing Date.

b.
No court or government agency has taken any action after the Commitment Agreement Date that would cause the consummation of the transactions contemplated by this Commitment Agreement to violate the law or cause the Plan to fail to remain qualified under Code § 401(a).

c.
Each of the representations and warranties of the counterparties set forth in paragraphs 7, 8 and 9 shall be materially true and correct as of the Commitment Agreement Date and as of the Closing Date, except where the failure to be so true and correct could not reasonably be expected to materially impair or restrict such other party’s ability to consummate the transactions contemplated by this Commitment Agreement and the Contract and to perform its obligations hereunder and thereunder.

To the extent not satisfied as of the Closing Date, all conditions set forth in this paragraph 10 shall be deemed to have been waived following the delivery of the Closing Date Transfers; provided, however, the requirements of paragraph 10.a. shall never be waived. Notwithstanding the foregoing, (1) each of the representations and warranties set forth in paragraphs 7, 8 and 9 shall survive the Closing and remain in effect until the expiration of the applicable statute of limitations and (2) each of the covenants or other agreements in this Commitment Agreement that by their terms (x) do not contemplate performance after the Closing, shall not survive the Closing (except for pre‐Closing breach thereof) and (y) contemplate performance after the Closing shall survive the Closing consistent with the terms of the relevant covenant or agreement.

No party to this Commitment Agreement may rely on the failure of any condition to its obligation to consummate the transactions contemplated hereby set forth in paragraph 10.c. to be satisfied if such failure was caused by such party’s breach of its covenants hereunder.

11.
Miscellaneous.

a.
This Commitment Agreement, together with the Schedules to this Commitment Agreement, which are incorporated by reference and made a part of this Commitment Agreement as if fully set forth herein, and the NDA together, constitutes the sole and entire agreement of the parties to this Commitment Agreement with respect to the subject matter contained herein and therein. The parties each hereby acknowledge that they jointly and equally participated in the drafting of this Commitment Agreement and all other agreements it contemplates, and no presumption will be made that any provision of this Commitment Agreement will be construed against any party by reason of such role in the drafting of this Commitment Agreement or any other agreement contemplated hereby. No amendment of any of the provisions of the Commitment Agreement shall be effective unless set forth in writing and signed by each party hereto. No waiver by any party of any of the provisions of the Commitment Agreement shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Commitment Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Except to the extent expressly provided in this Commitment Agreement, nothing in this Commitment Agreement shall confer any rights or remedies upon any person other than the parties hereto. To the extent there is an express and direct conflict between the terms of the Contract and this Commitment Agreement, the terms of the Contract shall control.

b.
This Commitment Agreement will be governed by, construed and interpreted in accordance with the laws of the State of New York, excluding those provisions relating to conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York, in each case located in the City of New York and the County of New York, in respect of all matters arising out of or in connection with this Commitment Agreement. The parties agree that irreparable damage may occur if any of the provisions of this Commitment Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party will be entitled to seek an injunction or injunctions to prevent breaches of this Commitment Agreement by the breaching party and to enforce specifically the terms and provisions of this Commitment Agreement, in addition to any other remedy to which such party is entitled by law or in equity. To the fullest extent permitted by law, none of the parties will be liable to any other party for any punitive or exemplary damages of any nature in respect of matters arising out of this Commitment Agreement.

c.
Notwithstanding anything to the contrary therein, the Mutual Non-Disclosure Agreement, dated as of March 14, 2024, by and between Metropolitan Life Insurance Company, Insurer, and Company (the “NDA”) shall continue in full force and effect except that, if the Closing Date Transfers are transferred to and received by Insurer, [* * *].

d.
Insurer will comply, and will be responsible for having all of its affiliates, agents and subcontractors comply, with all applicable laws and regulations governing the personally identifying information of all Payees, including those laws relating to privacy, data security and protection and the safeguarding of such information, and its maintenance, disclosure and use. Insurer will maintain administrative, technical and physical safeguards to protect the privacy and security of the personally identifying information related to Payees in its custody or under its control. Insurer will comply in all material respects with any internal written policies relating to the personally identifying information of any Payee in its custody or under its control as in effect from time to time. Insurer acknowledges that it is solely responsible from and after the Commitment Agreement Date for any Data Breach. For purposes of this paragraph 11.d., “Data Breach” means any act or omission by Insurer or its agents, subcontractors or service providers (“Authorized Persons”) that compromises either the security, confidentiality or integrity of any data related to Payees in its custody or under its control or the physical, technical, or administrative safeguards put in place by Insurer (or any Authorized Persons) that relate to the protection of the security, confidentiality or integrity of any personally identifying information of any Payee that is in its custody or under its control.

e.
From and after the Closing Date, Insurer agrees to indemnify, defend and hold the Company, the Plan, the Plan Trust, the Plan Trustee, the Committee, Independent Fiduciary, and their respective affiliates, officers, directors, employees, plan fiduciaries, agents, consultants and other representatives (each, an “Indemnified Party”) harmless from and against any and all actual losses, damages, costs and expenses (in each case, including reasonable out-of-pocket expenses and reasonable fees and expenses of counsel) to the extent arising out of or relating to the portion of any action, lawsuit, proceeding, investigation, demand or other claim against such Indemnified Party by a third party that arises out of or relates to (i) any breach by Insurer of a representation, warranty or covenant under this Commitment Agreement or the Contract, or (ii) any actual failure by Insurer to make, or cause to be made, any payments required to be made to a Payee pursuant to this Commitment Agreement or the Contract (“Indemnified Claims”). For the avoidance of doubt, Indemnified Claims will not include any failure, or alleged failure, by Insurer to perform or comply with the terms of the Contract or to make any such payments in the event the Contract is not issued because the Closing Date does not occur for failure to meet the conditions set forth in paragraph 10. Insurer will have the right at any time to assume at its sole cost and expense the defense with counsel of its choice reasonably satisfactory to the Indemnified Party and to control the defense of such Indemnified Claims ; provided that Insurer will not agree, without the prior written consent of the Indemnified Party, to the entry of any judgment on or enter into any settlement with respect to such an Indemnified Claim that calls for the admission of liability on the part of the Indemnified Party, provides for equitable relief affecting the future conduct of the Indemnified Party, or requires the Indemnified Party to pay any amount .

f.
Insurer, Company, and Independent Fiduciary will not assign or transfer this Commitment Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties. Any assignment or transfer by any of the parties in violation of this paragraph 11.f. will be null and void from the outset, without any effect whatsoever.

g.
This Commitment Agreement may be executed in any number of counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

12.
Definitions. For purposes of this Commitment Agreement, the following defined terms will have the following meanings:

a.
“Annuity Commencement Date” means (i) [* * *] for in-pay annuitants and (ii) the first date a benefit payment is payable on or after the Closing Date for deferred annuitants. An annuitant must be alive on the Annuity Commencement Date to receive the first annuity payment. Going forward, an annuitant must be alive on the first day of each month to receive that month’s payment. Annuity payments are payable on the 1st calendar day of the month.

b.
“Base Census File” means the data files titled [* * *] provided on behalf of Company to Insurer via email on [* * *].

c.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York are authorized or required by law to close.
d.
“Cash” means a wire transfer, through the Federal Reserve System, of currency of the United States of America.
e.
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations and other official guidance issued thereunder that are currently in effect and applicable.
f.
“Committee” means the Committee of the Kodak Retirement Income Plan, also known as KRIPCO.
g.
“Confidential Information” has the meaning ascribed to such term in the NDA.
h.
“Cut-Off Time” means 4:00 p.m. eastern time on the Closing Date.
i.
[* * *].
j.
“Eligible Asset” means [* * *].
k.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any federal agency regulations and other official guidance promulgated thereunder that are currently in effect and applicable.
l.
“ERISA Requirements” mean all of the applicable requirements of ERISA as well as applicable guidance promulgated thereunder, including Interpretive Bulletin 95-1.

m.
“Fair Market Value” means the fair market value as of the applicable date for a Schedule 2 Asset as in an amount equal to the fair market value as of such date for such Schedule 2 Asset as indicated (1) by the primary pricing source set forth in the table below that corresponds to the applicable asset class of such Schedule 2 Asset, (2) if such primary pricing source is not available or no fair market value is indicated by such primary pricing source for such Schedule 2 Asset, by the secondary pricing source set forth in the table below that corresponds to the applicable asset class of such Schedule 2 Asset, or (3) if neither such primary nor secondary pricing source is available or no fair market value is indicated by either such source for such Schedule 2 Asset, Company, Independent Fiduciary, and Insurer will discuss in good faith the appropriate pricing source for such Schedule 2 Asset. For any applicable pricing source, the Mid Price as of 4:00 PM Eastern Time will be used. [* * *]
n.
[* * *].
o.
“Independent Fiduciary MAC” means (i) the occurrence of a material adverse change, as determined in Independent Fiduciary’s sole discretion, indirectly or directly affecting Insurer after the Commitment Agreement Date that would cause the selection of Insurer and the purchase of the Contract to fail to satisfy the ERISA Requirements, or (ii) the occurrence of a change in ERISA Requirements after the Commitment Agreement Date that would cause the selection of Insurer and the Plan’s purchase of the Contract to fail to satisfy ERISA Requirements.
p.
[* * *].
q.
“Insurer Administrative Payment Date” means February 1, 2026.
r.
“Interim Asset Cash Flows” means, with respect to the Transferred Assets, the aggregate amount paid by the issuer of each asset to the record owner as of any day during the period from and including the Commitment Agreement Date and to but excluding the date that the Closing Date Transfers occur, (i) with respect to any coupon, plus (ii) with respect to cash flows received on such assets, including but not limited to principal payments, principal redemptions and tender offers but not including coupons described in clause (i). Interim Asset Cash Flows will not include any payments made with respect to any Transferred Asset that were due prior to the Commitment Agreement Date and any other cash flows not principal- or interest-related (such as class action payment receipt and litigation payment) relevant to events occurring prior to the Commitment Agreement Date. For purposes of paragraph 3.c., which relates to “Schedule 2 Assets” instead of “Transferred Assets,” the reference in this definition to “Transferred Assets” shall instead refer to “Schedule 2 Assets.” For purposes of paragraph 3.d, which relates to [* * *] instead of “Transferred Assets,” the reference in this definition to “Transferred Assets” shall instead refer to [* * *].
s.
“Lien” means any lien, mortgage, security interest, pledge, deposit, encumbrance, restrictive covenant, or other similar restriction.

t.
[* * *].
u.
“Non-Exempt Prohibited Transaction” means a transaction prohibited by ERISA § 406 or Code § 4975, for which no statutory exemption or U.S. Department of Labor class exemption is available.
v.
“Payee” means any payee under the Contract, including annuitants, contingent annuitants, alternate payees and beneficiaries, as applicable.
w.
“Permitted Liens” means:
i.
any Liens created by operation of law in respect of restrictions on transfer of securities (other than restrictions relating to the transfer of a Transferred Asset on the Closing Date in violation of applicable law); or
ii.
with respect to any Transferred Asset, any transfer restrictions or other limitations on assignment, transfer or the alienability of rights under any indenture, debenture or other similar governing agreement to which such assets are subject (other than restrictions relating to the transfer of such an asset on the Closing Date in violation of any such restriction).
x.
“Plan Asset” means an asset of the Plan within the meaning of ERISA.
y.
“Plan Trust” means The Trust Under the Kodak Retirement Income Plan.
z.
“Plan Trustee” means The Bank of New York Mellon.
aa.
“RBC Ratio” means [* * *].
bb.
“Schedule 2 Asset” means each asset listed from time to time on Schedule 2 [* * *].
cc.
“Transferred Asset” means each Eligible Asset transferred to and received by Insurer by the Cut-Off Time on the Closing Date. Until valid title to an Eligible Asset has transferred to Insurer, such asset is not a Transferred Asset.
dd.
“Transferred Asset Market Value” means (i) the close-of-market Fair Market Value of a Transferred Asset as of the close of business on the Business Day prior to the Commitment Agreement Date, plus (ii) accrued interest on such Transferred Asset as of the close of business on the Business Day prior to the Commitment Agreement Date. [* * *].
ee.
“Transferred Asset Valuation” means the sum of the Transferred Asset Market Value for each Transferred Asset.
ff.
“True-Up Date” is the date the True-Up Premium payment is made.
gg.
“True-Up Premium” means the premium adjustment described in Schedule 8.

[signature page follows]

IN WITNESS WHEREOF, Company, Insurer, and Independent Fiduciary have executed this Commitment Agreement as of the date first written above.

EASTMAN KODAK COMPANY	METROPOLITAN TOWER LIFE INSURANCE COMPANY
By: [* * *] ___________________________________	By: [* * *] ___________________________________
Print Name: [* * *] ___________________________________	Print Name: [* * *] ___________________________________
Title: [* * *] ___________________________________	Title: [* * *] ___________________________________

State Street Global Advisors Trust Company, acting solely in its capacity as Independent Fiduciary of the Plan
By: [* * *] ___________________________________
Print Name: [* * *] ___________________________________
Title: [* * *] ___________________________________

Schedule 1

to

Commitment Agreement

FORM OF CONTRACT

[* * *]

Schedule 2

to

Commitment Agreement

Security Data and Listing Table

The securities that Met Tower Life has agreed to accept are listed in the Excel spreadsheet entitled [* * *]. The spreadsheet was returned by Insurer on [* * *].

Schedule 3

to

Commitment Agreement

[* * *]

Schedule 4

to

Commitment Agreement

INVESTMENT MANAGERS AND INVESTMENT ADVISERS

[* * *]

Schedule 5

to

Commitment Agreement

STATE INSURANCE GOVERNMENTAL AUTHORITIES

[* * *]

Schedule 6

to

Commitment Agreement

[* * *]

Schedule 7

to

Commitment Agreement

ARBITRATION DISPUTE RESOLUTION

[* * *]

Schedule 8

to

Commitment Agreement

TRUE-UP PREMIUM

This Schedule provides a description of the methodologies and procedures by which Insurer will calculate the True-Up Premium. Capitalized terms used, but not otherwise defined in this Schedule 8 have the meanings set forth in the Commitment Agreement.

The “True-Up Premium” reflects the dollar value of the net amount of all adjustments to the value of the liability under the Contract resulting from Data Corrections, if any, reflected in the Compare File, less any monthly benefit payments made by Insurer for individuals who are removed from the Contract as part of the data reconciliation, and calculated in accordance with the methodology and procedures set forth in this Schedule 8.

A True-Up Premium may be a positive or negative number. The True-Up Premium will be further increased (if a positive number) or decreased (if a negative number) to reflect the accrual of interest at an annual rate equal [* * *], from the Closing Date to and including the day before the True-Up Premium is actually paid.

The data reconciliation true-up premium calculations will include any data changes from the data used by Insurer to calculate the Premium Amount for the Commitment Agreement Date. This will include the following (each, a “Data Correction” and, collectively, “Data Corrections”):

a.
changes in date of birth;
b.
changes in sex;
c.
changes in form of annuity;
d.
changes in benefit amount;
e.
changes in the guaranteed term certain payment or level income period;
f.
changes in the number of annuities being paid to an annuitant;
g.
changes in the number of annuitants (i.e. removal or addition of an individual as an annuitant);
h.
changes due to a Mortality Correction, such as, the deletion of an annuitant with a single life annuity, the deletion of an annuitant with a joint & survivor annuity and the addition of such person’s survivor as a single life annuity, etc., including any post-retirement death benefits, temporary and supplemental benefits; or,
i.
changes in any other data applicable or relevant to Insurer’s calculation of the premium for such annuitant;

j.
removal of annuitants, if any, if all of the Necessary Data to administer the benefit is not provided;
k.
changes in pay other data applicable or relevant to calculation of the monthly benefit amounts or lump sum amounts for deferred annuitants; and
l.
changes to benefit provisions provided by Company.

Insurer will send to Company a life-by-life data reconciliation True-Up Premium calculation that is easily reviewable by its advisor.

If the revised aggregate premium is within 97% to 103% of the original Premium Amount, the additional True-Up Premium or True-Up Premium refund will be based upon the Original Pricing Assumptions used to calculate the original Premium Amount on Commitment Agreement Date. If the aggregate True-Up Premium amount is outside the 97% to 103% corridor, the additional True-Up Premium or True-Up Premium refund will be calculated as the sum of (a) and (b) below:

a. The aggregate True-Up Premium adjustment calculated based upon Original Pricing Assumptions used to calculate the original Premium Amount on Commitment Agreement Date multiplied by the percentage of total data adjustments that are within the 97% to 103% corridor.

b. The aggregate True-Up Premium adjustment calculated based upon Insurer’s current pricing basis that is in effect at the time the calculation is performed multiplied by the percentage of total data adjustments that are outside the 97% to 103% corridor.

If Company requests before the Final Data Date benefit calculations or coverages to be added to the Contract that were not included in the Proposal, and if Insurer agrees to add such benefits and coverages, then the Premium will be increased to incorporate these additional benefit provisions or coverages. [* * *].

[* * *].

Schedule 9

to

Commitment Agreement

[* * *]